SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-GP STRATGIES CORPORATION
          MJG ASSOCIATES, INC.
		  GABELLI INTERNATIONAL LTD
                       7/06/06            1,000-            7.6650
          GAMCO ASSET MANAGEMENT INC.
                       7/11/06            1,000-            7.5600
          GABELLI FUNDS, LLC.
              GABELLI ABC FUND
                       9/05/06           17,300-            7.3444
                       8/31/06            4,700-            7.3113
                       8/29/06            1,500-            7.2800
                       8/25/06            2,700-            7.3000
                       8/24/06              800-            7.2800
                       8/23/06            1,900-            7.2800
                       8/22/06            2,700-            7.2800
                       8/21/06            4,000-            7.2800
                       8/18/06            4,400-            7.3659

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.